Exhibit 10.1

NEULION, INC.

FOURTH AMENDED AND RESTATED STOCK OPTION PLAN

May 2007,
as amended on May 13, 2009, July 14, 2009,
April 29, 2010 and November 12, 2013

TABLE OF CONTENTS

NEULION, INC. (FORMERLY JUMPTV INC.)		- 2 -

ARTICLE 1.		- 2 -

PURPOSE AND INTERPRETATION		- 2 -

1.1.	Plan	- 2 -
1.2.	Purpose	- 2 -
1.3.	Administration	- 2 -
1.4.	Interpretation	- 2 -
1.5.	Numbers	- 5 -
1.6.	Lapsed Options	- 6 -

ARTICLE 2. STOCK OPTION PLAN		- 6 -

2.1.	Grants	- 6 -
2.2.	Exercise of Options	- 6 -
2.3	Share Option Price	- 7 -
2.4	Grant to Participant’s RRSP or RRIF	- 7 -
2.5	Termination, Retirement, Death or Departure	- 7 -
2.6	Option Agreements	- 8 -
2.7	Payment of Option Price	- 8 -
2.8	Cashless Exercise	- 8 -
2.8A	Net Exercise	- 8 -
2.9	Withholding	- 9 -
2.10	Participant Responsibility	- 9 -

ARTICLE 3 GENERAL		- 9 -

3.1	Right to Exercise Options in connection with a Proposed Transaction	- 9 -
3.2	Prohibition on Transfer of Options	- 10 -
3.3	Prohibition on Transfer of Shares	- 10 -
3.4	Capital Adjustments	- 11 -
3.5	Non-Exclusivity	- 11 -
3.6	Amendment and Termination	- 11 -
3.7	Restriction on Awards	- 11 -
3.8	Compliance with Legislation	- 12 -
3.9	Effective Date	- 12 -
3.10	Prior Plan	- 12 -
3.11	Record Keeping	- 13 -

FOURTH AMENDED AND RESTATED SHARE OPTION PLAN		- 14 -

REGULATIONS		- 14 -

SCHEDULE “A” TO OPTION PLAN		- 15 -

NEULION, INC. (formerly JumpTV Inc.)

ARTICLE 1.
PURPOSE AND INTERPRETATION

1.1.	Plan

This Plan consists of a Stock Option Plan and supersedes any and all prior plans relating to the granting of stock options by the Corporation other than the NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan.

1.2.	Purpose

The purpose of this Plan is to advance the interests of the Corporation by (i) providing Eligible Persons with additional incentive; (ii) encouraging stock ownership by Eligible Persons; (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation; (iv) encouraging Eligible Persons to remain with the Corporation or a related entity; and (v) attracting new employees, officers, directors and consultants to the Corporation or a related entity.

1.3.	Administration

(a)
This Plan will be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than 2 directors.  If a committee is appointed for this purpose, all references the term “Board” will be deemed to be references to the committee.

(b)
Subject to the limitations of this Plan, the Board  has the authority;  (i) to grant Options to  purchase Shares to Eligible Persons; (ii) to determine the terms, including the limitations, restrictions and conditions, if any, upon such grants; (iii) to interpret this Plan and to adopt, amend and rescind such administrative guidelines and other rules and Regulations relating to this Plan as it may from time to time deem advisable, subject to required prior approval by any applicable regulatory authority; and (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable.  The Board’s guidelines, rules, Regulations, interpretations and determinations will be conclusive and binding upon all parties.

1.4.	Interpretation

For the purposes of this Plan, the following terms will have the following meanings unless otherwise defined elsewhere in this Plan:

(a)	“Blackout Expiry Date” has the meaning set forth in subclause 2.2(a);

(b)
“Blackout Period” means the period of time when, pursuant to any self-imposed policies of the Corporation applicable to an Optionee, the Optionee is prohibited from trading in the Corporation’s securities;

(c)	“Board” means the board of directors of the Corporation or a committee thereof appointed in accordance with the Plan;

(d)
“consultant” has the meaning prescribed by National Instrument 45-106 Prospectus and Registration Exemptions (or a successor instrument) and, for greater certainty means, for an issuer, a person other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that:

(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

(ii)	provides the services under a written contract with the issuer or a related entity of the issuer, and

(iii)
spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer, and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(e)	“Corporation” means NeuLion, Inc., formerly JumpTV Inc.;

(f)	“Eligible Person” means, subject to the Regulations and to all applicable law,

(i)
any employee, officer, director or consultant of (i) the Corporation or (ii) any related entity (and includes any such person who is on a leave of absence authorized by the Board or the board of directors of any related entity) designated as an Eligible Person by the Board; and

(ii)	at any time from and after the completion of an initial public offering of the Shares, a Family Trust, Personal Holding Corporation or Retirement Trust;

(g)
“Family Trust” means a trust, of which at least one of the trustees is an Eligible Person and the  beneficiaries of which are one or more of the Eligible Person and the spouse, minor children and minor grandchildren of the Eligible Person;

(h)	“holding entity” means a person that is controlled by an individual;

(i)	“Insider” means:

(i)	an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

(ii)	an associate, as defined in the Securities Act (Ontario), of any person who is an insider by virtue of (i) above;

(j)	“Option” means an option granted to an Eligible Person to purchase Shares of the Corporation pursuant to the terms of the Plan;

(k)	“Participant” means an eligible Person to whom or to whose RRSP an Option has been granted;

(l)	“Permitted Assign” means, for a Participant;

(i)	a trustee, custodian or administrator acting on behalf of, or for the benefit of the person,

(ii)	a holding entity of the person,

(iii)	an RRSP or a RRIF of the person,

(iv)	a spouse of the person,

(v)	a trustee, custodian or administrator acting on behalf of, or for the benefit of the spouse of the person,

(vi)	a holding entity of the spouse of the person, or

(vii)	an RRSP or a RRIF of the spouse of the person;

(m)
“Personal Holding Corporation” means a corporation that is controlled by an Eligible Person and the shares of which are beneficially owned by the Eligible Person and the spouse, minor children and minor grandchildren of the Eligible Person;

(n)	“Plan” means this Stock Option Plan, as amended from time to time;

(o)	“Regulations” means the regulations made pursuant to this Plan, as same may be amended from time to time;

(p)	“related entity” means any person or company that controls or is controlled by the Corporation or that is controlled by the same person or company that controls the Corporation;

(q)	“Retirement Trust” means a trust governed by a registered retirement savings plan or a registered retirement income fund established by and for the benefit of an Eligible Person;

(r)	“RRSP” means a registered retirement savings plan as defined in the Income Tax Act (Canada);

(s)	“RRIF” means a registered retirement income fund as defined in the Income Tax Act (Canada);

(t)
“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, restricted share plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more Eligible Persons, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(u)	“Share Option Price” means the price at which Shares subject to this Plan can be purchased as determined by the Board in accordance with the Plan;

(v)	“Shares” means the common shares of the Corporation or such other class of voting shares of the Corporation for which the common shares may hereafter be converted or exchanged;

(w)	“Subsidiary” means any corporation that is a subsidiary of the Corporation as defined in the Securities Act (Ontario);

(x)	“Termination Date” means the date on which a Participant ceases to be an Eligible Person;

(y)
“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing;

(z)	“Trustee” means a person appointed by the Board to act in the capacity of trustee for the benefit of the Plan;

(aa)	“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(bb)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(cc)	“Year” means a fiscal year of the Corporation, as determined from time to time by the Board.

Time shall be of the essence with respect to this Plan.

Words importing the singular number include the plural and vice versa words importing the masculine gender include the feminine.

This Plan is to be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.5.	Numbers

The Maximum number of Shares available for purchase or issuance under this Plan is equal to the greater of (i) 4,000,000 Shares; and (ii) 12.5% of the number of issued and outstanding Shares from time to time.  For greater certainty, the maximums set out herein shall be exclusive of all grants of options made prior to the coming into effect of this Plan as well as any rights granted under any other security-based incentive compensation plans of the Corporation and such options and rights, as the case may be, shall not be subject to the terms of this Plan.

1.6.	Lapsed Options

In the event that Options granted under this Plan are surrendered in accordance with the provisions of this Plan, terminate or expire without being exercised in whole or in part, the Shares reserved for issuance but not purchased under such lapsed Options shall be available for subsequent Options to be granted under Plan.

ARTICLE 2.
STOCK OPTION PLAN

2.1.	Grants

(a)
Subject to the terms of this Plan, the Board will have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set out in this Plan, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant’s rights in respect of Shares acquired upon exercise of an Option may be forfeited.  An Eligible Person and the Eligible Person’s RRSP or RRIF may receive Options on more than one occasion under this Plan.

(b)	The effective date of any grant of Options pursuant to this Plan shall be the date on which the Board approves such grant, whether at a meeting of the Board or by written resolution.

(c)
With respect to any Options granted to a “covered individual”, as defined in Section 162(m)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), the award shall be made by a committee of the Board that constitutes a “compensation committee” within the meaning of Section 162(m).

Subject to the Regulations, the aggregate number of securities available for issuance under the Plan to any one Eligible Person and an RRSP or an RRIF of which that person is an annuitant, will be 5% of the Shares outstanding at the time of the grant (on a non-diluted basis), or such other number as the shareholders of the Corporation shall approve in accordance with the requirements of any stock exchange or quotation system upon which any shares of the Corporation are then listed and posted or quoted for trading.

2.2.	Exercise of Options

(a)
Options must be exercised no later than 5 years after the date of grant or such lesser period as the applicable grant, the Regulations or the provisions of this Plan may require (the “Expiry Date”); provided, however, in the event that an Option is scheduled to expire or terminate during or within 10 business days following a Blackout Period, the Expiry Date shall be the date that is the tenth business day following the date of expiry of the Blackout Period (the “Blackout Expiry Date”).  If a new Blackout Period is imposed prior to the Blackout Expiry Date, the Blackout Expiry Date shall be the date that is the tenth business day following the date of expiry of the new Blackout Period.

(b)	The Board may determine when any Option will become exercisable and may determine that the Option will be exercisable in installments.

(c)	No fractional Shares may be issued and the Board may determine the manner in which fractional Share value will be treated.

(d)	Not less than 100 Shares may be purchased at any one time except where the remainder totals less than 100.

2.3	Share Option Price

Subject to the applicable rules of any stock exchange or quotation system on which the Shares may be listed from time to time, the Board will establish the Share Option Price at the time each Option is granted on the basis of the closing market price of the Shares on the market with the largest trading volume of the Shares on the last trading date preceding the date of the grant.  If there is no trading market for the Shares, the Board will in good faith determine the Share Option Price of an Option based on the fair market value of the Shares on the date of the grant.  If the Option is to be granted on a pre-determined date in the future, the Share Option Price will be the weighted average trading price, rounding up to the nearest cent, of the Shares on the stock exchange or quotation system upon which any shares of the Corporation are then listed and posted or quoted for trading for the five trading dates preceding the date of the grant.  In all instances, the Share Option Price shall not be less than fair market value, as determined under Section 409A of the Code.

2.4	Grant to Participant’s RRSP or RRIF

Upon written notice from the Participant,  any Option that might otherwise be granted to that Participant will be granted, in whole or in part, to an RRSP or an RRIF established by and for the sole benefit of the Participant.  The determination of whether and the extent to which a Participant is entitled by applicable tax law to contribute Option to the Participant’s RRSP or RRIF shall be the responsibility of the Participant.

2.5	Termination, Retirement, Death or Departure

(a)
Subject to subsection (c), if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant, the Participant’s Permitted Assigns, or the Participant’s RRSP or RRIF will cease to be exercisable 90 days after the Termination Date.  If any portion of an Option has not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant, the Participant’s Permitted Assigns or the Participant’s RRSP or RRIF.  This subsection (a) will apply regardless whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest in the Participant, the Participant’s Permitted Assigns or the Participant’s RRSP or RRIF.

(b)
If a Participant dies, the legal representatives of the Participant may exercise the Participant’s Options, the Participant’s Permitted Assign’s Options and the participant’s RRSP Options or RRIF Options within 120 days after the date of the participant’s death but only to the extent the Options were by their terms exercisable on the date of death.

(c)
In the event that a Participant’s employment, consultancy or directorship, as applicable, is terminated by the Corporation for cause (as defined in such Participant’s employment or consulting agreement, as applicable), such Participant’s Options and its Permitted Assign’s Options, whether vested or otherwise, shall immediately terminate.  Notwithstanding the foregoing or anything to the contrary herein, the Board shall have discretion to permit such Participant and its Permitted Assigns to exercise the vested portion of such Participant’s Options (as of the termination date).  The Board shall have a period of 30 days to exercise its discretion to permit the exercise of such Participant’s Options and in the event of such exercise of discretion, the Options shall be deemed not to have been terminated as of the termination date of the Participant’s employment, consultancy or directorship, as applicable.

2.6	Option Agreements

Each Option must be confirmed, and will be governed, by an agreement (an “Option Agreement”) in the form of Schedule “A” attached hereto (as the same may be amended from time to time by the Regulations) signed by the Corporation and the Participant or an RRSP or an RRIF of which that person is an annuitant.

2.7	Payment of Option Price

Subject to section 2.9, the exercise price of each Share purchased under an Option must be paid in full by bank draft or certified cheque at the time of exercise, and upon receipt of payment in full, but subject to the terms of this Plan, the number of Shares in respect of which the Option is exercised will be duly issued as fully paid and non-assessable.

2.8	Cashless Exercise

If the Shares are listed and posted for trading on a stock exchange or market, a Participant may elect “cashless” exercise in a notice of exercise if the Shares issuable on exercise are to be immediately sold.  In such case, the Participant will not be required to deliver to the Corporation the certified cheque or bank draft referred to in section 2.7.  Instead the following procedure will be followed, as detailed in a Cashless Exercise Instruction Form to be provided by the Corporation and completed by the Participant:

(a)
the Participant will instruct a broker selected by the Participant to sell through the exchange or market on which the Shares are listed or quoted the Shares issuable on exercise of an Option, as soon as possible and the then applicable bid price of the Shares;

(b)
on the settlement date for the trade, the Corporation will direct its registrar and transfer agent to issue a certificate in the name of the broker (or as the broker may otherwise direct) for the number of Shares issued on exercise of the Option, against payment by the broker to the Corporation of the exercise price for such Shares; and

(c)	the broker will deliver to the Participant the remaining proceeds of sale, net of the brokerage commission.

2.8A	Net Exercise

If the Shares are listed and posted for trading on a stock exchange or market, a Participant may elect “net” exercise in a notice of exercise.  In such case, the Participant will not be required to deliver to the Corporation the certified cheque or bank draft referred to in section 2.7.  Instead, the following procedure will be followed:

(a)	the Participant shall instruct the Corporation to exercise the Option by submitting to the Corporation a Net Exercise Instruction Form provided by the Corporation and completed by the Participant;

(b)
upon receipt of the Net Exercise Instruction Form, the Corporation shall calculate the number of Shares to be issued (the “Net Shares”), which shall be equal to the Fair Market Value (“A”) minus the exercise price (“B”), with the resultant difference being multiplied by the number of Options exercised (“C”) and the resultant product being divided by the Fair Market Value:

 (A - B) x C
___________     = Net Shares

         A

(Conversion from Canadian dollars to United States dollars will take place.)  “Fair Market Value” shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Code, as of the exercise date, the volume-weighted average trading price of the Shares (calculated by dividing the total value by the total number of Shares traded) for the five (5) trading days immediately preceding the exercise date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the Toronto Stock Exchange; and

(c)	the Corporation will deliver to the Participant the Net Shares.

2.9	Withholding

The Corporation shall have the right to deduct and withhold from (or recover in respect of) any payment to be made pursuant to or in connection with this Plan, any Option or any Shares the amount of any taxes required by law to be withheld from, or paid in connection with, such payment.  The Corporation may, in its discretion, permit a Participant to elect to satisfy such withholding obligation through a cash payment to be made by such Participant, through the surrender of Shares held by a Participant in a manner acceptable to the Corporation, or through the surrender of shares which the Participant is otherwise entitled to receive under the Plan or any Option.  The Corporation shall have the right to sell any of the Participant’s Shares to satisfy or recover any taxes which are payable by the Corporation in respect of this Plan, any Option or any Shares for the account of such Participant.  Where the withholding undertaken in connection with the foregoing is considered by the Corporation to be inadequate, the payment or delivery of property hereunder by the Corporation shall be conditional upon such Participant (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment or provision of all required taxes.  For purposes hereof , “taxes” shall refer to any local, foreign, federal, provincial, state, social security, withholding or any other taxes or governmental charges of any kind whatsoever.

2.10	Participant Responsibility

Neither the Corporation nor any of its Subsidiaries shall assume any responsibility in respect of any tax consequences that arise from participation in the Plan by any employee, consultant or other person.  Such persons are urged to consult their own independent tax advisors in such regard.  In particular, the Corporation and its Subsidiaries shall have no liability in respect of any Options which a Participant may cause to be issued to any personal holding corporation and/or their spouse and/or minor children or grandchildren, and/or to RRSP, RRIF  or similar deferred compensation plans.

ARTICLE 3
GENERAL

3.1	Right to Exercise Options in connection with a Proposed Transaction

(a)
If there is a Take-over Bid or Issuer Bid (other than a “Normal Course” Issuer Bid) made for all or any of the issued and outstanding Shares, then the Board of Directors may, in its sole discretion, by resolution permit any or all unvested Options of any or all Participants outstanding under the Plan to become immediately exercisable (subject to any limitations the Board of Directors may impose) in order to permit Shares issuable under such Options to be tendered to such bid.

(b)
There shall be no automatic vesting of unvested Options in the event of a Change of Control (as defined below) unless otherwise agreed in an employment or consulting agreement; however, the Board may, in its sole discretion, by resolution permit any or all unvested Options of any or all Participants outstanding under the Plan to become immediately exercisable (subject to any limitations the Board may impose) in the event of a Change of Control.  For the purposes of this provision, a “Change of Control” will be deemed to have occurred when:

(i)
a person (which includes a partnership or corporation) acting alone or jointly or in concert with others, acquires beneficial ownership of voting securities of the Corporation which, together with voting securities of the Corporation already owned by such person or persons, constitutes in the aggregate 50% or more of the outstanding voting securities of the Corporation (for greater certainty, an initial public offering of the Corporation’s Shares will not constitute a Change of Control).  A person who is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as a part of such person’s duties for fully managed accounts, holds or exercises voting power over voting securities of the Corporation, will not, solely by reason thereof, be considered to be a beneficial owner of such voting securities;

(ii)	the Corporation agree to amalgamate, consolidate or merge with another body corporate;

(iii)	any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding up of the Corporation; or

(iv)	the Corporation decides to sell, lease, or otherwise dispose of all, or substantially all, of its assets.

All unvested Options held by an Eligible Person shall vest immediately in the event that such Eligible Participant’s employment or consultancy is terminated at any time prior to the expiry date of such Options by virtue of, or in connection with, a Change of Control, except in the case of termination for cause of such Eligible Participant’s employment or consultancy (in which case such Options shall not vest).

3.2	Prohibition on Transfer of Options

Options are personal to each Eligible Person and its Permitted Assigns.  No Eligible Person may deal with any Options or any interest in them or Transfer any Options now or hereafter held by the Eligible Person except in accordance with the Plan.  A purported Transfer of any Options in violation of the Plan will not be valid and the Corporation shall not issue any Share upon the attempted exercise of improperly Transferred Option.

3.3	Prohibition on Transfer of Shares

No Participant will, upon exercise of an Option, deal with any Share or interest in it or Transfer any Share now or hereafter held by the Participant, the Participant’s Permitted Assigns or the Participant’s RRSP or RRIF except in accordance with the Articles of the Corporation.

3.4	Capital Adjustments

If there is any change in the outstanding Shares by reason of a stock dividend or split, recapitalization, consolidation, combination or exchange of shares, or other fundamental corporate change, the Board will make an appropriate substitution or adjustment in (i) the exercise price of any unexercised Options under the Plan; (ii) the number or kind of shares or other securities reserved for issuance pursuant to this Plan; and (iii) the purchase price of those shares subject to unexercised Options theretofore granted under the Plan, and in the exercise price of those unexercised Options; provided, however, that no substitution or adjustment will obligate the Corporation to issue or sell fractional Shares.  In the event of the reorganization of the Corporation or the amalgamation or consolidation of the Corporation with another corporation, the Board may make such provision for the protection of the rights of Eligible Persons, Participants and their RRSPs or their RRIFs as the Board in its discretion deems appropriate.  The determination of the Board, as to any adjustment or as to there being no need for adjustment, will be final and binding on all parties.

3.5	Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Eligible Person or Participant, subject to any required regulatory or shareholder approval.

3.6	Amendment and Termination

(a)
The Board may, at any time and from time to time, amend, suspend or terminate the Plan without shareholder approval, provided that no such amendment, suspension or termination may be made without obtaining any required approval of any regulatory authority or stock exchange or the consent or deemed consent of an Optionee where such amendment, suspension or termination materially prejudices the rights of the Optionee.

(b)	Notwithstanding the provisions of Section 3.6(a), the Board may not, without the approval of the shareholders of the Corporation, make amendments to the Plan for any of the following purposes:

(i)	to increase the maximum number of Shares that may be issued pursuant to Options granted under the Plan;
(ii)	to reduce the Exercise Price of Options for the benefit of an Insider;
(iii)	to extend the Expiry Date of Options for the benefit of an Insider; and
(iv)	to amend the provisions of this Section 3.6(b).

(c)	Subject to Section 3.6(b), the Board may, at any time and from time to time, without the approval of the shareholders of the Corporation, amend any term of any outstanding Option, provided that:

(i)	any required approval of any regulatory authority or stock exchange is obtained;

(ii)	the Board would have had the authority to initially grant the option under the terms so amended; and

(iii)	the consent or deemed consent of the Optionee is obtained if the amendment would materially prejudice the rights of the Optionee under the Option.

3.7	Restrictions on Awards

The maximum number of Common Shares that:

(a)	may be reserved for issuance to Insiders pursuant to the Plan and any other previously established or proposed Share Compensation Arrangement is 10% of the number of Common Shares outstanding;

(b)	may be issued to Insiders under the Plan and any other previously established or proposed Share Compensation Arrangement within a one-year period is 10% of the number of Common Shares outstanding; and

(c)
may be issued to any one Insider under the Plan and any other previously established or proposed Share Compensation Arrangement within a one-year period is 5% of the number of Common Shares outstanding.

If a proposed Share Compensation Arrangement, together with all of the Corporation’s other previously established or proposed Share Compensation Arrangements, could result, at any time, in the number of shares reserved for issuance pursuant to stock options granted to Insiders exceeding 10% of the outstanding issue, the Share Compensation Arrangement must be approved by a majority of the votes cast at the shareholders’ meeting other than votes attaching to securities beneficially owned by Insiders.

For the purposes of this Section 3.7, holders of non-voting and subordinate voting shares must be entitled to vote with the holders of any class of shares of the Corporation which otherwise carry greater voting rights, on a basis proportionate to their respective residual equity interests in the Corporation.

3.8	Compliance with Legislation

(a)
The Board may postpone or adjust any exercise of any Option or the issue of any Shares pursuant to this Plan as the Board in its discretion may deem necessary in order to permit the Corporation to effect or maintain registration of this Plan or the Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that the Shares and this Plan are exempt from such registration.  The Corporation is not obligated by any provision of this Plan or any grant hereunder to sell or issue Shares in violation of any applicable law.  In addition, if the Shares are listed on a stock exchange, the Corporation will have no obligation to issue any Shares pursuant to this Plan unless the Shares have been duly listed, upon official notice of issuance, on a stock exchange on which the Shares are listed for trading.

(b)
Without limiting the generality of Section 3.8(a), with regard to Participants who are residents of the United States, the Board may administer this Plan in accordance with Rule 701 or Rule 506 of Regulation D under the U.S. Securities Act or otherwise in accordance with the advice of counsel, and in accordance with applicable state securities laws.  Each certificate representing Shares acquired in accordance with this Section 3.8(b) shall bear one or more legends making appropriate reference to the restrictions imposed under applicable securities laws with regard to such Shares.

3.9	Effective Date

This Plan will become effective immediately upon approval of the Board, subject to any required regulatory and shareholder approval.

3.10	Prior Plan

The Plan shall entirely replace and supersede prior share option plans, if any, enacted by the Board of Directors of the Corporation other than the NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan.

3.11	Record Keeping

The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant in the Plan; and

(b)	the number of Option issued to a Participant and the number of Options outstanding.

FOURTH AMENDED AND RESTATED SHARE OPTION PLAN

REGULATIONS

1.	In these Regulations, words defined in this Plan and not otherwise defined herein will have the same meaning as set forth in this Plan.

2.	A Participant will cease to be an Eligible Person on the earliest to occur of:

(a)	the date of the Participant’s termination, retirement or cessation of employment with or engagement by the Corporation or any of its related entities;

(b)	the date of the Participant’s death; and

(c)	the date on which the Participant otherwise fails to meet the criteria set forth under the definition of an Eligible Person.

3.
If the legal representative of a Participant who has died exercises the Option of the Participant or the Participant’s RRSP or RRIF in accordance with the terms of the Plan, the Corporation will have no obligation to issue the Shares until evidence satisfactory to the Corporation has been provided by the legal representative that the legal representative is entitled to purchase the Shares under this Plan.

4.
Share certificates representing the number of Shares in respect of which the Option has been exercised will be issued only upon payment in full of the relevant exercise price.  These share certificates will be held for safekeeping by the Secretary of the Corporation, unless the Participant directs the Secretary otherwise.

Schedule “A” to Option Plan

PERSONAL AND CONFIDENTIAL

200

<<Name and Address of Optionee>>

Dear <<First Name>>

The stock option plan (the “Option Plan”) of NeuLion, Inc. (the “Corporation”) permits the board of directors (the “Board”) of the Corporation to grant options to officers, employees and certain others whose contribution to the Corporation are significant.  In recognition of your future and continuing contribution to the Corporation and in order to permit you to share in enhanced value that you will help to create, the Board is pleased to grant you, as of <<Date of Issue>> options (the “Options”) to purchase commons shares  (the “Shares”) of the Corporation.  This option agreement (the “Option Agreement”) is granted on the basis set out in this letter, and is subject to the Option Plan.  This Option Agreement and the Option Plan are referred to collectively as the “Option Documents”.  All capitalized terms not otherwise defined are to bear the meaning attributed to them in the Option Plan, a copy of which is attached hereto as Schedule “A”.

The total number of Shares that you may purchase pursuant to this Option Agreement is: <<Amount>>

The price you must pay for each Share to be acquired on the exercise of the Option is: <<Price>>

Your Options will vest and are exercisable in the following manner:

Vesting Date	Percentage of Options Exercisable	Expiry Date
On or After Vesting Date

.	.	.

Subject to earlier expiration in accordance with the Option Documents, your rights to purchase Shares pursuant to this option will expire at 5:00 p.m. on <<ExpiryDate>> (unless such expiration falls within a Blackout Period, in which case the your rights to purchase Shares will expire on the Blackout Expiry Date).

The Options may be exercised in whole or in part in respect of vested Options at any time prior to expiry of the relevant Options.  The Options may not be exercised in amount less than 100 Shares in the case of any one exercise unless that exercise would entirely exhaust the Options.

You may exercise your vested Options at any time before the Expiry Date, or the Blackout Expiry Date, as the case may be, by delivering to the Corporation a completed exercise notice (similar to the attached Schedule “B”) together with cash or a certified cheque payable to “NeuLion, Inc.” in the amount of the total Share Option Price of the number of Shares being purchased.  No fractional Shares will be issued upon exercise of Options, and the Corporation will satisfy such fractional interest by paying a cash adjustment in an amount equal to the same fraction of the exercise price.

All decisions made by the board of directors with regard to any questions arising in connection with the Option Documents, whether of interpretation or otherwise, will be binding and conclusive on all parties.

This Option Agreement is personal and may not be sold, pledged, transferred or encumbered in any way.  There are restrictions on the transfer of Shares issued to you pursuant to the Option Plan.  As well, restrictions apply in connection with cessation of engagement.  Complete details of these restrictions are set out in the Option Plan.

This Option Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

Please acknowledge your acceptance of this Option Agreement by signing where indicated below on the enclosed copy of this letter and returning the signed copy to the Corporation, attention Human Resources.  By signing and delivering this copy, you are agreeing to be bound by all terms of the Option Documents.

Yours truly,

NeuLion, Inc.

Per:

Authorized Signing Officer

I have read and agree to be bound by this letter.

Signature:

Date:

Witness:

Witness Name:

(Printed)

Schedule B

OPTION EXERCISE NOTICE

To:           NeuLion, Inc. (the “Corporation”)

The undersigned hereby irrevocably elects to exercise Options for the number of common shares in the capital of the Corporation as set forth below:

(a) number of common shares to be acquired:	$___________

(b) Option exercise price per common share:	$__________

(c) total purchase price [(a) time (b)]:	$__________

and hereby tenders to the Corporation cash / a certified cheque (circle one) for the total purchase price for the common shares, and directs the Corporation to register the common shares and issue a certificate therefor, as set forth below:

(Name of Registered Holder – please print)

(Address of Registered Holder – please print)

DATED this _________ day of _____________________, _____________.

WITNESS:

)
)
)
Signature of Witness	)	(Signature of Option Holder)
)
)
	)	(Name of Option Holder – please print)